QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements Nos. 33-82612, 333-05811, 333-44983, 333-44979, 333-101725, 333-101729, 333-110141, and 333-134043 of Scientific Games Corporation on Form S-8 and Registration Statements Nos. 333-74590, 333-110477, 333-112452, 333-124107 and 333-141720 of Scientific Games Corporation on Form S-3 of Scientific Games Corporation of our report dated February 27, 2008, with respect to the balance sheet of Consorzio Lotterie Nazionali as of December 31, 2007, and the related statements of income, changes in equity and cash flows for the year ended December 31, 2007, prepared on the basis of International Financial Reporting Standards as issued by the International Accounting Standards Board, included in this Form 10-K of Scientific Games Corporation for the year ended December 31, 2007.

/s/Reconta Ernst & Young S.p.A.
Rome, Italy
February 27, 2008

QuickLinks

  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm